EXHIBIT 5.1

                                               Mintmire & Associates
                                                265 Sunrise Avenue
                                                     Suite 204
                                               Palm Beach, FL 33480


Environmental Remediation Holding Corporation
305 Audrey Avenue
Oyster Bay, New York 11771

Dear Sirs:

         We are acting as special counsel to Environmental Remediation Holding Corporation (the "Company") in connection with the Registration Statement on Form S-1, Amendment 3, filed on January 25, 1999 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering up to 31,172,908 shares of the Company's Common Stock, par value $.0001 per share (the "Shares"), which are being registered in connection with the proposed sale of the Shares by the persons and entities listed as selling shareholders therein.

         We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to the original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers, representatives of the Company, and others.

         Based upon the foregoing, we are of the opinion that the Shares have been, or when issued, delivered and paid for will be, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                              Very truly yours,

                            /s/ MINTMIRE & ASSOCIATES